Exhibit 99.2 Furnished as of May 5, 2022 - UNAUDITED

Company Overview Company Information 3 Recent Highlights 6 Financial Highlights 8 Company Snapshot 9 Financial Statements Condensed Consolidated Balance Sheets 10 Condensed Consolidated Statements of Operations 11 Condensed Consolidated Statements of Cash Flows 12 Financial Information FFO, Normalized FFO, Normalized FAD and Adjusted EBITDAre 13 Debt Composition and Maturity Schedule 14 Capitalization and Covenants 15 Portfolio Information Same-Property Performance and NOI 16 Investment Activity 17 Development/Redevelopment Summary and Property Capital Expenditures 18 Net Asset Value Components 19 Key Markets in Top 75 MSA Concentration 20 Portfolio Diversification by Type, Historical Campus Proximity and Ownership Interests 21 New and Renewal Leasing Activity, Historical Leased Rate and Tenant Lease Expirations 22 Tenant Profile, Tenant Specialty and Top MOB Tenants 23 Reporting Definitions 24 Forward-Looking Statements: Certain statements contained in this report constitute forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Such statements include, in particular, statements about our plans, strategies, prospects and estimates regarding future medical office building market performance. Additionally, such statements are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially and in adverse ways from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Forward-looking statements are generally identifiable by the use of such terms as “expect,” “project,” “may,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “opinion,” “predict,” “potential,” “pro forma” or the negative of such terms and other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements. We cannot guarantee the accuracy of any such forward-looking statements contained in this report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Any such forward-looking statements reflect our current views about future events, are subject to unknown risks, uncertainties, and other factors, and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide dividends to stockholders, and maintain the value of our real estate properties, may be significantly hindered. Forward- looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, our stockholders are urged not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date made. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time, except as required by law. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our filings with the SEC. Table of Contents 1Q 2022 I Supplemental Information Healthcare Trust of America, Inc. I 2

Company Information Healthcare Trust of America, Inc. (NYSE: HTA) is the largest dedicated owner and operator of medical office buildings (“MOBs”) in the United States, with assets comprising approximately 26.0 million square feet of gross leasable area (“GLA”), and with $7.8 billion invested primarily in MOBs. HTA provides real estate infrastructure for the integrated delivery of healthcare services in highly-desirable locations. Investments are targeted to build critical mass in 20 to 25 leading gateway markets that generally have leading university and medical institutions, which generally translates to superior demographics, highly-educated graduates, intellectual talent and job growth. The strategic markets HTA invests in support a strong, long-term demand for quality medical office space. HTA utilizes an integrated asset management platform consisting of on-site leasing, property management, engineering and building services, and development capabilities to create complete, state of the art facilities in each market. We believe this drives efficiencies, strong tenant and health system relationships, and strategic partnerships that result in high levels of tenant retention, rental growth and long-term value creation. Headquartered in Scottsdale, Arizona, HTA has developed a national brand with dedicated relationships at the local level. Founded in 2006 and listed on the New York Stock Exchange in 2012, HTA has produced attractive returns for its stockholders that have outperformed the US REIT index, since inception. More information about HTA can be found on the Company’s Website (www.htareit.com), Facebook, LinkedIn, Instagram and Twitter. Senior Management Peter N. Foss I Interim President and Chief Executive Officer Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer Amanda L. Houghton I Executive Vice President - Asset Management David A. Gershenson I Chief Accounting Officer Caroline E. Chiodo I Senior Vice President - Acquisitions and Development Brock J. Cusano | Senior Vice President - Operations Contact Information Corporate Headquarters Healthcare Trust of America, Inc. I NYSE: HTA 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 www.htareit.com Follow Us: Investor Relations Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 info@htareit.com Transfer Agent Computershare P.O. Box 505000 Louisville, KY 40233 888.801.0107 1Q 2022 I Supplemental Information Healthcare Trust of America, Inc. I 3

HTA: LARGEST DEDICATED OWNER OF MEDICAL OFFICES

$7.8B	~26.0M GLA	266%	BBB/Baa2
GROSS INVESTMENTS	ACROSS 470 BUILDINGS	TOTAL SHAREHOLDER RETURNS (Since December 2006)	INVESTMENT GRADE BALANCE SHEET

BEST IN CLASS PORTFOLIO FOCUSED IN 20-25 KEY MARKETS



Indianapolis, IN
Hartford, CT
Albany, NY
Pittsburgh, PA
Boston, MA
New York, NY
Denver, CO
Raleigh, NC
Charlotte, NC
Orange County / Los Angeles
Phoenix, AZ
Atlanta, GA
Houston, TX
Dallas, TX
Tampa, FL
Miami, FL
HTA Properties
HTA Market with ~1 Million+ SF
HTA Market ~500K - 1 Million SF
PM Offices

The HTA Difference

Industry Leading Portfolio: Core, critical MOBs where healthcare demand is growing: on-campus, core community outpatient, and academic locations. With limited ground lease restrictions.

Key Market Focus: Investing in high growth markets where we can achieve operational scale. 10 markets of ~1MM square feet of GLA and 17 markets >500k square feet of GLA.

Unique, Vertically Integrated Operating Platform: The strength of a dedicated, national platform delivering tenant satisfaction, performance and growth in our key markets.

Strong and Diverse Tenant Base: Partnered with leading healthcare providers in our markets. ~74% of tenants are Health Systems or National/Regional providers. 58% of tenants are credit rated or affiliated with credit rated parties.

Steady and Consistent Performance: Delivering earnings growth to the bottom line, even during COVID.

Dividend Growth: Only MOB REIT to raise dividend in each of the last 8 years.

Investment Grade Balance Sheet: HTA believes its $1.0 billion in liquidity and low leverage positions it for future growth and stability.

1Q 2022 I Supplemental Information
Healthcare Trust of America, Inc. I 4

FINANCIAL PERFORMANCE: HISTORY OF VALUE CREATION 8.5% Annualized Average Total Returns Since First Distribution in 2006 to March 31, 2022 Same Store Growth Normalized FFO/Share $0.39 $0.42 $0.42 $0.41 $0.41 $0.41 $0.40 $0.40 $0.41 $0.42 $0.42 $0.42 $0.42 $0.43 $0.43 $0.44 $0.44 $0.44 $0.43 $0.44 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 $0.3 $0.35 $0.4 $0.45 3.1% 2.9% 2.8% 2.3% 2.6% 2.5% 2.7% 2.7% 2.9% 2.5% 2.5% 2.7% 0.6% 0.5% 2.5% 1.6% 2.1% 2.5% 1.1% 0.8% 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 0% 1% 2% 3% 4% DELIVERING SHAREHOLDER VALUE Steady & Growing Dividend 1Q 2022 I Supplemental Information Healthcare Trust of America, Inc. I 5 Top MOB Tenants » AdventHealth » HCA Healthcare » Ascension » Highmark-Allegheny Health Network » Atrium Health » Mercy Health » Baylor Scott & White Health » Steward Health Care » Boston Medical Center » Tenet Healthcare Corporation » CommonSpirit Health » Tufts Medical Center » Community Health Systems » UNC Health Care 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 $0.28 $0.3 $0.32 $0.34 $0.305 $0.310 $0.300 $0.315 $0.320 $0.325

Recent Highlights First Quarter 2022 Highlights: • Reported net income attributable to common stockholders of $0.08 per diluted share. • Reported Funds From Operations (“FFO”), as defined by NAREIT, of $0.40 per diluted share. • Reported Normalized FFO of $0.44 per diluted share. This excludes normalizing adjustments totaling approximately $7.4 million consisting of the following: ◦ Merger-related costs of $6.0 million including: (i) financial advisor fees of $3.8 million; (ii) legal fees of $1.8 million; (iii) merger and integration consulting fees of $0.3 million; and (iv) travel costs of $0.1 million; ◦ Interest expense of $0.9 million related to amortization of bridge loan commitment fees; and ◦ Other normalizing adjustments of $0.5 million including: (i) additional board meeting fees of $159,000 (ii) legal and professional fees related to the whistleblower investigation of $143,000; (iii) legal fees related to employee retention matters of $131,000; and (iv) professional fees related to strategic review matters of $81,000. • Reported Normalized FAD of $80.3 million. • Reported Same-Property Cash Net Operating Income (“NOI”) growth of 0.8% compared to Q1 2021. The change in Same- Property Cash NOI from Q1 2021 to Q1 2022 was impacted by $1.1 million of increased platform operating expenses, resulting in a compression in rental margin of 0.8%. These expenses include increased accounting labor and technology costs of approximately $0.3 million as well as increased engineering costs of approximately $0.4 million related primarily to compensation and outside services. Portfolio Performance • As of March 31, 2022, our portfolio had a leased rate of 89.3% by gross leasable area (“GLA”) and an occupancy rate of 87.3% by GLA. • During Q1 2022, HTA executed leases of 713 thousand square feet of GLA, including 202 thousand square feet of GLA in new leases and 511 thousand square feet of GLA in renewals. Re-leasing spreads were 3.0% and tenant retention for the Same-Property portfolio was 69% by GLA. Investment Activity • During Q1 2022, HTA closed on a $19 million medical office building totaling over 44,000 square feet of GLA located in the Tampa, Florida key market. • In Q1 2022, we closed on the sale of a tenant purchase option transaction on a property located in Georgia for a gross sales price of approximately $26.8 million. Capital Activity and Liquidity • HTA ended Q1 2022 with total leverage of (i) 29.4%, measured as debt less cash and cash equivalents to total capitalization, and (ii) 6.0x net debt to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization for real estate (“Adjusted EBITDAre”). • HTA ended Q1 with total liquidity of $1.0 billion, inclusive of $1.0 billion available on our unsecured revolving credit facility and $10.9 million of cash and cash equivalents. Company Overview 1Q 2022 I Supplemental Information Healthcare Trust of America, Inc. I 6

Company Overview 1Q 2022 I Supplemental Information Healthcare Trust of America, Inc. I 7 Recent Highlights Cont'd Transaction with Healthcare Realty Trust Incorporated On February 28, 2022, the Company announced that it has agreed to enter into a strategic business combination with Healthcare Realty Trust Incorporated (NYSE:HR) (“Healthcare Realty” or “HR”). Subject to a favorable stockholder vote, upon the consummation of the merger, HTA stockholders would receive a total implied value of $35.08 per share comprised of a special cash dividend of $4.82 per share and a transaction exchange ratio of 1:1 based on HR’s unaffected price of $30.26 on February 24, 2022. Upon the consummation of the merger, this transaction would bring together two of the largest owners of medical office buildings, creating the preeminent, pure-play medical office building REIT and positions the combined company to create long-term stockholder value. With 733 properties totaling 44 million square feet, the combined company will be the largest pure-play MOB REIT, with nearly double the square footage of the next largest MOB portfolio. The combined company will have a pro forma equity market capitalization of approximately $11.6 billion and a total enterprise value of $17.6 billion based on the implied values at market close on February 24, 2022. The special cash dividend as described above is expected to be financed through a combination of joint venture transactions and asset sales. As of April 29, 2022, HTA and HR have received letters of intent from, and are in advanced negotiations with, three institutional investors for a combination of joint venture and asset sales totaling $1.7 billion at a weighted average cap rate of 4.8%. Net proceeds from these transactions are expected to be approximately $1.6 billion. The transactions may occur in separate tranches, with the initial transactions expected to close prior to the vote on the merger by HTA and HR stockholders and the remainder to be completed on or around the closing date of the merger. These transactions are subject to execution of definitive documentation and customary closing conditions. Additionally, HTA and HR have secured initial commitments for amended and restated credit facilities for the combined company, including the following: • a $1.5 billion revolving credit facility; • $1.5 billion of term loans, including $650 million of new capacity; and • a $1.1 billion asset sale term loan to replace the transaction bridge loan commitment and to backstop the $1.1 billion special cash dividend to HTA shareholders, if needed, depending on the timing of asset sales and joint ventures. On May 2, 2022, HTA and HR filed a Form S-4 Registration Statement with the SEC in connection with the contemplated merger. Second Quarter 2022 Dividend HTA’s regular quarterly dividends are expected to continue under the terms of merger agreement. On May 5, 2022, HTA’s Board of Directors announced a quarterly dividend of $0.325 per share of common stock. The dividend will be paid on July 15, 2022 to stockholders of record on July 6, 2022, and is not deemed to be a component of the special cash dividend of $4.82 described above. In the event the merger transaction with HR closes prior to the record date, the quarterly dividend will be pro-rated, pursuant to the terms of the merger agreement, and will be paid on the business day prior to the effective date of the transaction to stockholders of record three business days before the payment date. Additionally, the eligible holders of HTA’s operating partnership units (“OP Units”) will receive a quarterly OP Unit distribution, which is on par with HTA’s common stock dividend described above. In addition, holders of HTA’s OP Units will receive a corresponding special distribution of $4.82 per share pursuant to the terms of the merger agreement.

Company Overview

Financial Highlights

(unaudited and dollars in thousands, except per share data)

	Three Months Ended				
	1Q22	4Q21	3Q21	2Q21	1Q21
INCOME ITEMS					
Revenues	$ 202,002	$ 195,703	$ 191,262	$ 188,615	$ 191,493
NOI [(1)(2)]	136,118	135,409	131,694	131,206	131,914
Adjusted EBITDAre, annualized [(1)(3)]	508,740	502,092	491,156	496,792	505,952
FFO [(1)(3)]	93,606	94,468	97,280	96,789	97,849
Normalized FFO [(1)(3)]	101,525	98,132	97,787	97,583	98,308
Normalized FAD [(1)(3)]	80,285	79,181	77,762	80,976	88,758
Net income attributable to common stockholders per diluted share	$ 0.08	$ 0.07	$ 0.10	$ 0.17	$ 0.10
FFO per diluted share	0.40	0.42	0.44	0.44	0.44
Normalized FFO per diluted share	0.44	0.43	0.44	0.44	0.44
Same-Property Cash NOI growth [(4)]	0.8%	1.1%	2.5%	2.1%	1.6%
Fixed charge coverage ratio [(5)]	4.91x	5.02x	5.05x	5.07x	5.06x

	As of				
	1Q22	4Q21	3Q21	2Q21	1Q21
ASSETS					
Gross real estate investments	$ 7,798,488	$ 7,766,297	$ 7,861,336	$ 7,845,368	$ 7,809,702
Total assets	6,814,908	6,889,689	6,775,631	6,725,404	6,696,591
CAPITALIZATION					
Net debt [(6)]	$ 3,042,940	$ 2,975,769	$ 3,064,628	$ 2,988,662	$ 2,997,742
Total capitalization [(7)]	10,349,140	10,756,374	9,754,767	8,924,659	9,129,686
Net debt/total capitalization [(6)]	29.4%	27.7%	31.4%	33.5%	32.8%

(1) Refer to pages 24 and 25 for the reporting definitions of NOI, Adjusted EBITDAre, FFO, Normalized FFO and Normalized FAD.
(2) Refer to page 16 for a reconciliation of GAAP Net Income to NOI.
(3) Refer to page 13 for the reconciliations of GAAP Net Income Attributable to Common Stockholders to FFO, Normalized FFO, Normalized FAD and Adjusted EBITDAre.
(4) Calculated as the increase in Same-Property Cash NOI for the quarter as compared to the same period in the previous year.
(5) Calculated as Adjusted EBITDAre divided by interest expense and scheduled principal payments.
(6) Refer to page 15 for components of net debt.
(7) Calculated as the common stock price on the last trading day of the period multiplied by the total diluted common shares outstanding at the end of the period, plus net debt. Refer to page 15 for details.

1Q 2022 I Supplemental Information
Healthcare Trust of America, Inc. I 8

Company Overview

Company Snapshot

(as of March 31, 2022)

Investments in Real Estate (1)	$	7.8
Total portfolio GLA (2)		26.0
Leased rate (3)		89.3%
Same-Property portfolio tenant retention rate (YTD) (4)		69%
% of GLA managed internally		96%
% of GLA on-campus/adjacent		67%
% of invested dollars in key markets in top 75 MSAs (5)		95%
Weighted average remaining lease term for all buildings (6)		5.3
Weighted average remaining lease term for single-tenant buildings (6)		5.7
Weighted average remaining lease term for multi-tenant buildings (6)		5.0

Credit ratings (Standard & Poor's/Moody's)	BBB(Stable)/Baa2(Stable)	
Cash and cash equivalents (2)	$	10.9
Net debt/total capitalization		29.4%
Weighted average interest rate per annum on portfolio debt (7)		2.86%

Building Type

% of Portfolio (based on GLA)


Medical Office Buildings
95%
Senior Care
1%
Hospitals
4%

Presence in Top MSAs (8)

% of Portfolio (based on annualized base rent)


Tampa, FL
4.4%
Phoenix, AZ
4.3%
Hartford/New Haven, CT
4.3%
Indianapolis, IN
4.8%
Miami, FL
5.4%
Atlanta, GA
4.2%
Raleigh, NC
3.5%
Boston, MA
6.2%
Houston, TX
6.4%
Dallas, TX
9.9%
All Other Markets
5.3%
Remaining Top MSAs
41.3%

(1) Amount presented in billions. Refer to page 24 for the reporting definition of Investments in Real Estate.
(2) Amounts presented in millions. Total portfolio GLA excludes GLA for projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(3) Calculations are based on percentage of total GLA, excluding GLA for development properties.
(4) Refer to page 25 for the reporting definition of Retention.
(5) Refer to page 24 for the reporting definition of Metropolitan Statistical Area.
(6) Amounts presented in years.
(7) Includes the impact of cash flow hedges.
(8) Refer to page 20 for a detailed table of HTA' s Key Markets in Top 75 MSA Concentration.

HTA LISTED NYSE

1Q 2022 I Supplemental Information
Healthcare Trust of America, Inc. I 9

As of 1Q22 4Q21 ASSETS Real estate investments: Land $ 644,194 $ 640,382 Building and improvements 6,744,865 6,688,516 Lease intangibles 393,756 404,714 Construction in progress 15,673 32,685 7,798,488 7,766,297 Accumulated depreciation and amortization (1,650,257) (1,598,468) Real estate investments, net 6,148,231 6,167,829 Assets held for sale, net — 27,070 Investment in unconsolidated joint venture 62,454 62,834 Cash and cash equivalents 10,944 52,353 Restricted cash 4,478 4,716 Receivables and other assets, net 350,781 334,941 Right-of-use assets - operating leases, net 228,009 229,226 Other intangibles, net 10,011 10,720 Total assets $ 6,814,908 $ 6,889,689 LIABILITIES AND EQUITY Liabilities: Debt $ 3,053,884 $ 3,028,122 Accounts payable and accrued liabilities 159,659 198,078 Liabilities of assets held for sale — 262 Derivative financial instruments - interest rate swaps — 5,069 Security deposits, prepaid rent and other liabilities 78,771 86,225 Lease liabilities - operating leases 196,226 196,286 Intangible liabilities, net 30,001 31,331 Total liabilities 3,518,541 3,545,373 Commitments and contingencies Equity: Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding — — Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 229,076,322 and 228,879,846 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively 2,291 2,289 Additional paid-in capital 5,180,579 5,178,132 Accumulated other comprehensive income (loss) 1,727 (7,041) Cumulative dividends in excess of earnings (1,971,904) (1,915,776) Total stockholders’ equity 3,212,693 3,257,604 Non-controlling interests 83,674 86,712 Total equity 3,296,367 3,344,316 Total liabilities and equity $ 6,814,908 $ 6,889,689 Financial Statements Condensed Consolidated Balance Sheets (unaudited and in thousands, except share and per share data) 1Q 2022 I Supplemental Information Healthcare Trust of America, Inc. I 10

Three Months Ended 1Q22 1Q21 Revenues: Rental income $ 200,243 $ 191,350 Interest and other operating income 1,759 143 Total revenues 202,002 191,493 Expenses: Rental 65,884 59,579 General and administrative 12,448 10,560 Merger-related costs 6,018 — Transaction 144 96 Depreciation and amortization 75,386 76,274 Interest expense 23,940 22,986 Total expenses 183,820 169,495 Loss on sale of real estate, net (4) — Income from unconsolidated joint venture 400 392 Other income 88 3 Net income $ 18,666 $ 22,393 Net income attributable to non-controlling interests (351) (363) Net income attributable to common stockholders $ 18,315 $ 22,030 Earnings per common share - basic: Net income attributable to common stockholders $ 0.08 $ 0.10 Earnings per common share - diluted: Net income attributable to common stockholders $ 0.08 $ 0.10 Weighted average common shares outstanding: Basic 228,978 218,753 Diluted 233,046 222,268 Dividends declared per common share $ 0.325 $ 0.320 1Q 2022 I Supplemental Information Healthcare Trust of America, Inc. I 11 Financial Statements Condensed Consolidated Statements of Operations (unaudited and in thousands, except per share data)

Three Months Ended 1Q22 1Q21 Cash flows from operating activities: Net income $ 18,666 $ 22,393 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 71,009 71,671 Share-based compensation expense 2,025 3,337 Income from unconsolidated joint venture (400) (392) Distributions from unconsolidated joint venture 785 785 Loss on sale of real estate, net 4 — Changes in operating assets and liabilities: Receivables and other assets, net (3,229) 2,275 Accounts payable and accrued liabilities (34,131) (27,613) Security deposits, prepaid rent and other liabilities (5,421) (7,103) Net cash provided by operating activities 49,308 65,353 Cash flows from investing activities: Investments in real estate (19,094) (30,472) Development of real estate (10,372) (17,096) Proceeds from the sale of real estate 26,791 — Capital expenditures (28,560) (28,931) Collection of real estate notes receivable — 200 Loan origination fees 325 — Advances on real estate notes receivable (2,270) — Net cash used in investing activities (33,180) (76,299) Cash flows from financing activities: Borrowings on unsecured revolving credit facility 75,000 15,000 Payments on unsecured revolving credit facility (50,000) (15,000) Deferred financing costs (5,355) — Repurchase and cancellation of common stock (1,641) (3,248) Dividends paid (74,377) (70,000) Distributions paid to non-controlling interest of limited partners (1,402) (1,485) Net cash used in financing activities (57,775) (74,733) Net change in cash, cash equivalents and restricted cash (41,647) (85,679) Cash, cash equivalents and restricted cash - beginning of period 57,069 118,765 Cash, cash equivalents and restricted cash - end of period $ 15,422 $ 33,086 Financial Statements Condensed Consolidated Statements of Cash Flows (unaudited and in thousands) 1Q 2022 I Supplemental Information Healthcare Trust of America, Inc. I 12

Financial Information

FFO, Normalized FFO, Normalized FAD and Adjusted EBITDA*re*

(unaudited and in thousands, except per share data)

FFO, Normalized FFO and Normalized FAD

	Three Months Ended 1Q22	Three Months Ended 1Q21
Net income attributable to common stockholders	$ 18,315	$ 22,030
Depreciation and amortization expense related to investments in real estate	74,799	75,331
Loss on sale of real estate, net	4	—
Proportionate share of joint venture depreciation and amortization	488	488
FFO attributable to common stockholders	$ 93,606	$ 97,849
Transaction expenses	144	96
Merger-related costs (1)	6,018	—
Commitment fee amortization (2)	892	—
Non-controlling income from OP units included in diluted shares	351	363
Other normalizing adjustments (3)	514	—
Normalized FFO attributable to common stockholders	$ 101,525	$ 98,308
Non-cash compensation expense	2,024	3,337
Straight-line rent adjustments, net	(2,828)	(3,774)
Amortization of (below) and above market leases/leasehold interests and corporate assets, net	196	621
Amortization of deferred financing costs and debt discount/premium, net (4)	1,223	1,164
Recurring capital expenditures, tenant improvements and leasing commissions	(21,855)	(10,898)
Normalized FAD attributable to common stockholders	$ 80,285	$ 88,758
Net income attributable to common stockholders per diluted share	$ 0.08	$ 0.10
FFO adjustments per diluted share, net	0.32	0.34
FFO attributable to common stockholders per diluted share	$ 0.40	$ 0.44
Normalized FFO adjustments per diluted share, net	0.04	0.00
Normalized FFO attributable to common stockholders per diluted share	$ 0.44	$ 0.44
Weighted average diluted common shares outstanding	233,046	222,268

Adjusted EBITDA*re* (5)

	Three Months Ended 1Q22
Net income	$ 18,666
Interest expense	23,940
Depreciation and amortization expense	75,386
Loss on sale of real estate, net	4
Proportionate share of joint venture depreciation and amortization	488
EBITDAre	$ 118,484
Transaction expenses	144
Merger-related costs (1)	6,018
Non-cash compensation expense	2,024
Other normalizing adjustments (3)	514
Pro forma impact of investments/dispositions	(40)
Pro forma impact of developments	41
Adjusted EBITDA*re*	$ 127,185
Adjusted EBITDA*re*, annualized	$ 508,740
As of March 31, 2022:	
Debt	$ 3,053,884
Less: cash and cash equivalents	10,944
Net Debt	$ 3,042,940
Net Debt to Adjusted EBITDA*re*	6.0x

(1) For the three months ended March 31, 2022, merger-related costs include the following: (i) financial advisor fees of $3.8 million; (ii) legal fees of $1.8 million; (iii) merger and integration consulting fees of $0.3 million; and (iv) travel costs of $0.1 million.

(2) For the three months ended March 31, 2022, commitment fee amortization relates to commitment fees on the $1.7 billion bridge loan financing commitment secured in connection with the contemplated merger transaction with HR.

(3) For the three months ended March 31, 2022, other normalizing adjustments include the following: (i) additional board meeting fees of $159,000; (ii) legal and professional fees related to the whistleblower investigation of $143,000; (iii) legal fees related to employee retention matters of $131,000; and (iv) professional fees related to strategic review matters of $81,000.

(4) For the three months ended March 31, 2022, amortization of deferred financing costs does not include amortization of commitment fees on the $1.7 billion bridge loan financing commitment secured in connection with the pending transaction with HR.

(5) Refer to page 24 for the reporting definitions of EBITDA*re*, as defined by NAREIT, and Adjusted EBITDA*re*.

HTA LISTED NYSE

1Q 2022 I Supplemental Information
Healthcare Trust of America, Inc. I 13

Debt Composition and Maturity Schedule (as of March 31, 2022, dollars in thousands) Period Ending $25,000 $600,000 $500,000 $650,000 $800,000 $200,000 $300,000 Unsecured Revolving Credit Facility Unsecured Senior Notes Unsecured Term Loans 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 $0 $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 $800,000 Debt Composition (1) The stated rate on the debt instrument as of the end of the period. (2) The effective rate incorporates any cash flow hedges that serve to fix variable rate debt, as of the end of the period. (3) Rate does not include the 20 basis point facility fee that is payable on the entire $1.0 billion revolving credit facility. (4) Maturity schedule reflects a new amended and restated $1.3B Unsecured Revolving Credit Facility and Term Loan Agreement entered into in October 2021. Maturity Schedule (4) 1Q 2022 I Supplemental Information Healthcare Trust of America, Inc. I 14 Principal Balance Deferred Financing Costs, Net (Discounts)/ Premium, Net Total Stated Rate (1) Hedged Rate (2) Unsecured senior note due 2026 $ 600,000 $ (2,020) $ 4,872 $ 602,852 3.50% 3.50% Unsecured senior note due 2027 500,000 (2,219) (1,448) 496,333 3.75 3.75 Unsecured senior note due 2030 650,000 (4,281) (1,749) 643,970 3.10 3.10 Unsecured senior note due 2031 800,000 (5,733) (5,592) 788,675 2.00 2.00 Total unsecured senior notes $ 2,550,000 $ (14,253) $ (3,917) $ 2,531,830 Unsecured term loan due 2025 300,000 (2,231) — 297,769 1.45% 2.37% Unsecured term loan due 2024 200,000 (715) — 199,285 1.45 2.32 Total unsecured term loans $ 500,000 $ (2,946) $ — $ 497,054 Unsecured revolving credit facility (3) 25,000 — — 25,000 1.35% 1.35% Total debt $ 3,075,000 $ (17,199) $ (3,917) $ 3,053,884 2.72% 2.86% Financial Information

Capitalization 1Q22 Unsecured revolving credit facility $ 25,000 Unsecured term loans 500,000 Unsecured senior notes 2,550,000 Secured mortgage loans — Deferred financing costs, net (17,199) Discount, net (3,917) Total debt $ 3,053,884 Less: cash and cash equivalents 10,944 Net debt $ 3,042,940 Stock price (as of March 31, 2022) $ 31.34 Total diluted common shares outstanding 233,127 Equity capitalization $ 7,306,200 Total capitalization $ 10,349,140 Total undepreciated assets $ 8,465,165 Gross book value of unencumbered assets $ 7,923,093 Total debt/undepreciated assets 36.1% Net debt/total capitalization 29.4% Available Capital: Unsecured Revolving Credit Facility $ 974,690 Cash and Cash Equivalents 10,944 Total Available Capital: $ 985,634 Equity 71% Unsecured Debt 29% Financial Information Capitalization and Covenants (as of March 31, 2022, dollars and shares in thousands, except stock price) Covenants 1Q22 Bank Loans Required Term Loan Due 2024 Term Loan Due 2025 Total leverage ≤ 60% 37% 35% Secured leverage ≤ 30% 0% 0% Fixed charge coverage ≥ 1.50x 4.91x 4.91x Unencumbered leverage ≤ 60% 37% 36% Unencumbered coverage ≥ 1.75x 5.46x 5.19x Senior Notes Required 1Q22 Total leverage ≤ 60% 37% Secured leverage ≤ 40% 0% Unencumbered asset coverage ≥ 150% 267% Interest coverage ≥ 1.50x 4.94x 1Q 2022 I Supplemental Information Healthcare Trust of America, Inc. I 15

Portfolio Information

Same-Property Performance and NOI

(as of March 31, 2022, unaudited and dollars and GLA in thousands)

Same-Property Performance

	Three Months Ended			Sequential		Year-Over-Year	
	1Q22	4Q21	1Q21	$ Change	% Change	$ Change	% Change
Rental revenue	$ 130,224	$ 129,324	$ 128,011	$ 900	0.7%	$ 2,213	1.7%
Tenant recoveries	42,330	38,562	39,288	3,768	9.8	3,042	7.7
Total rental income	172,554	167,886	167,299	4,668	2.8	5,255	3.1
Expenses	55,124	50,246	50,750	4,878	9.7	4,374	8.6
Same-Property Cash NOI	$ 117,430	$ 117,640	$ 116,549	$ (210)	(0.2%)	$ 881	0.8%
Rental Margin (1)	90.2%	91.0%	91.0%				

	As of		
	1Q22	4Q21	1Q21
Number of buildings	424	424	424
GLA	22,600	22,594	22,570
Leased GLA, end of period	20,456	20,422	20,376
Leased %, end of period	90.5%	90.4%	90.3%
Occupancy GLA, end of period	20,060	20,102	20,196
Occupancy %, end of period	88.8%	89.0%	89.5%

NOI (2)

	Three Months Ended	
	1Q22	1Q21
Net income	$ 18,666	$ 22,393
General and administrative expenses	12,448	10,560
Merger-related costs	6,018	—
Transaction expenses	144	96
Depreciation and amortization expense	75,386	76,274
Interest expense	23,940	22,986
Loss on sale of real estate, net	4	—
Income from unconsolidated joint venture	(400)	(392)
Other income	(88)	(3)
NOI	$ 136,118	$ 131,914
NOI percentage growth	3.2%	
NOI	$ 136,118	$ 131,914
Straight-line rent adjustments, net	(2,828)	(3,774)
Amortization of (below) and above market leases/leasehold interests, net and other GAAP adjustments	(407)	(475)
Notes receivable interest income	(1,660)	(6)
Cash NOI	$ 131,223	$ 127,659
Acquisitions not owned/operated for all periods presented and disposed properties Cash NOI	(6,280)	(2,180)
Redevelopment Cash NOI	(2,105)	(2,650)
Intended for sale Cash NOI (3)	(5,408)	(6,280)
Same-Property Cash NOI	$ 117,430	$ 116,549
Same-Property Cash NOI percentage growth	0.8%	

(1) Rental margin presents Same-Property Cash NOI divided by Same-Property rental revenue.
(2) Refer to pages 24 and 25 for the reporting definitions of NOI, Cash NOI and Same-Property Cash NOI.
(3) With respect to the contemplated merger as described in Recent Highlights, properties intended for sale do not reflect the marketed portfolios either for sale with parties external to the merger, or anticipated to be contributed to joint ventures. With the exception of the asset sold in 1Q 2022, the properties included in intended for sale are consistent with the properties in this category as presented in our 4Q 2021 supplemental information, prior to the merger announcement.

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Healthcare Trust of America, Inc. I 16

Property Market Date Acquired/ Invested % Leased at Acquisition Purchase Price (2) GLA Acquisitions: Cattlemen MOB Tampa, FL February 100% $ 19,000 44 Total Acquisitions $ 19,000 44 Portfolio Information Investment Activity (as of March 31, 2022, dollars and GLA in thousands) 2022 Investments (1) Annual Investment Activity (3) 1Q 2022 I Supplemental Information Healthcare Trust of America, Inc. I 17 (1) During the three months ended March 31, 2022, HTA also funded the remaining $2,300 on its real estate loan commitments with respect to the Texas Medical Center in Houston, TX. HTA expects to fund up to $15,500 in total on the CitiSculpt development in Charlotte, NC. No funding was provided on the CitiSculpt development during the three months ended March 31, 2022. (2) Excludes corporate assets and land only purchases. (3) Excludes real estate note receivables and corporate assets. As of March 31, 2022, HTA has invested $7.8 billion primarily in MOBs, development properties and other healthcare assets comprising 26.0 million square feet of GLA. Annual Investment Activity $413,150 $542,976 $455,950 $802,148 $68,314 $294,937 $397,826 $439,530 $271,510 $700,764 $2,722,467 $557,938 $191,963 $305,884 $(82,885) $(35,685) $(39,483) $(85,150) $(308,550) Acquisitions Dispositions 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 $-350,000 $0 $350,000 $700,000 $1,050,000 $1,400,000 $1,750,000 $2,100,000 $2,450,000 $2,800,000 $(4,900) $17,729 $(24,310) Property Market Date Disposed Sales Price GLA Harbin Clinic (Martha Berry) January $ 26,818 122 Total Dispositions $ 26,818 122 2022 Dispositions $(88,250) $19,000 $(26,818)

Portfolio Information

Development Activity and Property Capital Expenditures

(as of March 31, 2022, dollars and GLA in thousands)

Completed Development Projects

Project	MSA	Total GLA	% Leased	Total Construction Cost	Completed Costs	Costs to Complete	Expected Stabilization
Jackson South MOB [1]	Miami, FL	52	69	21,098	18,694	2,404	2022
Pavilion III MOB [1]	Dallas, TX	109	74	59,608	47,237	12,371	2022
Total Completed Development Projects		161	72	$ 80,706	$ 65,931	$ 14,775	

Active Development Projects

Project	MSA	Total GLA	% Leased [3]	Total Construction Cost	LTD Costs [4]	Costs to Complete	Estimated Completion
Development:							
Macon Pond	Raleigh, NC	118	—	$ 45,071	$ 475	$ 44,596	2023
Houston Heights MOB	Houston, TX	109	—	43,614	764	42,850	2024
Horizon Tower (Texas A&M)	Houston, TX	477	—	216,000	917	215,083	2024
Total Active Development Projects[2]		704	—	$ 304,685	$ 2,156	$ 302,529	

Property Capital Expenditures

	Three Months Ended 1Q22
Recurring capital expenditures	$ 6,535
Tenant improvements - 2nd generation	10,489
Lease commissions	4,831
Total recurring capital expenditures	$ 21,855
Capital expenditures - 1st generation/acquisition	2,341
Capital expenditures/tenant improvements - redevelopment	4,527
Tenant improvements - 1st generation/acquisition	4,640
Total capital expenditures incurred	$ 33,363

During the three months ended March 31, 2022, approximately $0.7 million of capital expenditures were incurred related to environmental, sustainability or other conservation initiatives.

(1) Annual Cash NOI upon full stabilization of recently completed development projects is expected to approximate $4.9 million. Costs to complete primarily represent tenant improvements pending completion.

(2) HTA currently has two additional development projects at various stages of the pre-leasing phase, totaling over 170 thousand square feet of GLA with anticipated costs of over $84 million.

(3) HTA is currently negotiating pre-leasing commitments on over 50% of the total GLA Macon Pond and Houston Heights MOB.

(4) Represents Life-to-Date (LTD) incremental construction costs for assets that have not been placed in service and excludes existing book value of development and redevelopment assets.

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Healthcare Trust of America, Inc. I 18

Portfolio Information

Net Asset Value Components

(as of March 31, 2022, in thousands)

Cash NOI

	1Q22 Cash NOI	Timing/Other Adjustments (1)	Incremental NOI Upon Stabilization (3)	1Q22 Adjusted Cash NOI	Annualized Adjusted Cash NOI
Same-Store Cash NOI	$ 117,430	$ —	$ —	$ 117,430	$ 469,720
Acquisitions/Dispositions Cash NOI (2)	5,737	(40)	—	5,697	22,788
Unstabilized development assets Cash NOI	543	41	630	1,214	4,856
Intended for sale Cash NOI	5,408	—	—	5,408	21,632
Redevelopment Cash NOI	2,105	(2,105)	—	—	—
Total	$ 131,223	$ (2,104)	$ 630	$ 129,749	$ 518,996

Other Assets

Cash and cash equivalents and restricted cash	$ 15,422
Receivables and other assets (4)	125,846
Investment in unconsolidated joint venture	62,454
Development LTD costs (5)	2,156
Book value of redevelopment assets (6)	336,006
Land parcels held for development	37,495
Total	$ 579,379

Obligations

Unsecured revolving credit facility	$ 25,000
Unsecured term loans	500,000
Unsecured senior notes	2,550,000
Total debt	$ 3,075,000
Accounts payable and accrued liabilities (7)	83,893
Security deposits, prepaid rent and other liabilities (8)	61,864
Total	$ 3,220,757

Total Shares Outstanding

Total Diluted Common Shares Outstanding	233,127

(1) Timing and other adjustments include the pro forma impact of current quarter acquisitions and dispositions, the pro forma impact of development properties, as well as the elimination of Cash NOI for redevelopment assets.
(2) Represents Cash NOI on acquisitions not owned/operated for all periods presented and disposed properties Cash NOI.
(3) Represents incremental Cash NOI on recently completed and unstabilized development assets only. Anticipated incremental Cash NOI upon stabilization of development and redevelopment assets will be determined upon substantial completion of construction and/or stabilization.
(4) Includes tenant receivables of $3,009, other receivables of $7,402, prepaid expenses, deposits, equipment and other of $42,734 and real estate notes receivable, net of $72,701.
(5) Represents LTD costs on active development projects only.
(6) Represents existing book value on redevelopment assets, for which Cash NOI is excluded from 1Q22 Adjusted Cash NOI.
(7) Excludes accrued dividend distributions of $75,766 which represents our quarterly dividend being declared in one quarter and paid in the next. This accrual is excluded for purposes of calculating net asset value to provide comparability to REIT peers whose dividends are declared and paid within the same quarter.
(8) Excludes finance right-of-use liability of $16,908.

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1Q 2022 I Supplemental Information
Healthcare Trust of America, Inc. I 19

Portfolio Information

Key Markets in Top 75 MSA Concentration

(as of March 31, 2022, dollars and GLA in thousands)

Key Markets in Top 75 MSA Concentration [(1)]

Key Markets	Annualized Base Rent [(2)]	% of Annualized Base Rent	Total GLA [(3)]	% of Portfolio	Investment	% of Investment
Dallas, TX	$ 57,576	9.9%	2,210	8.5%	$ 914,237	11.7%
Houston, TX	37,396	6.4	1,935	7.4	534,869	6.9
Boston, MA	36,495	6.2	965	3.7	397,693	5.1
Miami, FL	31,819	5.4	1,326	5.1	358,449	4.6
Indianapolis, IN	28,086	4.8	1,396	5.4	281,768	3.6
Tampa, FL	25,679	4.4	999	3.8	366,764	4.7
Phoenix, AZ	25,181	4.3	1,316	5.1	267,781	3.4
Hartford/New Haven, CT	25,025	4.3	1,186	4.6	347,104	4.5
Atlanta, GA	24,742	4.2	1,086	4.2	315,771	4.0
Raleigh, NC	20,403	3.5	885	3.4	250,858	3.2
Pittsburgh, PA	20,285	3.5	1,094	4.2	148,612	1.9
Charlotte, NC	18,350	3.1	930	3.6	216,037	2.8
Orange County/Los Angeles, CA	16,970	2.9	719	2.8	326,070	4.2
New York, NY	16,173	2.8	615	2.4	256,144	3.3
Albany, NY	14,924	2.6	832	3.2	170,071	2.2
Chicago, IL	13,827	2.4	455	1.7	231,178	3.0
Denver, CO	13,340	2.3	608	2.3	265,807	3.4
Orlando, FL	12,955	2.2	513	2.0	156,300	2.0
Austin, TX	9,518	1.6	409	1.6	164,425	2.1
El Paso, TX	9,049	1.6	474	1.8	121,409	1.6
Top 20 MSAs	457,793	78.4	19,953	76.8	6,091,347	78.2
Additional Top MSAs	95,618	16.3	4,608	17.7	1,310,406	16.8
Total Key Markets in Top 75 MSAs	$ 553,411	94.7%	24,561	94.5%	$ 7,401,753	95.0%
All Other Markets	30,701	5.3	1,427	5.5	389,851	5.0
Total All Markets	$ 584,112	100%	$ 25,988	100%	$ 7,791,604	100%

(1) Key markets are titled as such based on HTA's concentration in the respective MSA.
(2) Refer to page 24 for the reporting definition of Annualized Base Rent.
(3) Total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.

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Healthcare Trust of America, Inc. I 20

Portfolio Information

Portfolio Diversification by Type, Historical Campus Proximity and Ownership Interests

(as of March 31, 2022, dollars and GLA in thousands, except as otherwise noted)

Portfolio Diversification by Building Type

	Number of Buildings	Number of States	Annualized Base Rent (1)	% of Annualized Base Rent	Total GLA (2)	% of Total GLA
Medical Office Buildings						
Single-tenant	124	18	$ 138,332	23.7%	5,643	21.7%
Multi-tenant	328	32	407,196	69.7	19,037	73.2
Other Healthcare Facilities						
Hospitals	15	7	32,798	5.6	954	3.7
Senior care	3	1	5,786	1.0	354	1.4
Total	470	32	$ 584,112	100%	25,988	100%

Portfolio Diversification by Lease Type

	Annualized Base Rent (1)	% of Annualized Base Rent	Total Occupied GLA (2)	% of Occupied GLA
Absolute net	$ 50,400	8.6%	1,715	7.6%
Triple-net	333,883	57.2	13,167	58.0
Modified gross	158,940	27.2	6,208	27.4
Full-service gross	40,889	7.0	1,588	7.0
Total	$ 584,112	100%	22,678	100%

Historical Campus Proximity (3)

	As of				
	1Q22	4Q21	3Q21	2Q21	1Q21
Off-Campus Aligned	26%	26%	26%	26%	26%
On-Campus	67	67	67	67	67
On-Campus/Aligned	93%	93%	93%	93%	93%
Off-Campus/Non-Aligned	7	7	7	7	7
Total	100%	100%	100%	100%	100%

Ownership Interests (4)

	Number of Buildings	Annualized Base Rent (1)	% of Annualized Base Rent	GLA (2)	As of (5) 1Q22	4Q21	3Q21	2Q21	1Q21
Fee Simple	325	$ 367,308	63 %	16,399	63%	63%	63%	62%	62%
Customary Health System Restrictions	138	207,266	35	9,222	36	36	36	36	36
Economic with Limited Restrictions	6	9,020	2	331	1	1	1	2	2
Occupancy Health System Restrictions	1	518	—	36	—	—	—	—	—
Leasehold Interest Subtotal	145	216,804	37	9,589	37	37	37	38	38
Total	470	$ 584,112	100%	25,988	100%	100%	100%	100%	100%

(1) Refer to page 24 for the reporting definition of Annualized Base Rent.
(2) Total portfolio and total occupied GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(3) Percentages shown as percent of total GLA. Refer to page 25 for the reporting definitions of Off-campus/Non-Aligned and On-Campus/Aligned.
(4) Refer to pages 24 and 25 for the reporting definitions of Customary Health System Restrictions, Economic with Limited Restrictions, and Occupancy Health System Restrictions.
(5) Percentages shown as percent of total GLA.

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1Q 2022 I Supplemental Information
Healthcare Trust of America, Inc. I 21

Portfolio Information

New and Renewal Leasing Activity, Historical Leased Rate and Tenant Lease Expirations

(as of March 31, 2022, dollars and GLA in thousands)

New and Renewal Leasing Activity

	Total GLA	Average Term [1]	Average Base Rent [2] Expiring	Average Base Rent [2] Starting	Tenant Improvements [2]	Leasing Commissions [2]
1Q 2022						
New Leases	202	6.5		$ 26.16	$ 35.09	$ 5.11
Renewal Leases	511	4.3	$ 29.14	30.03	7.01	4.12
Total 1Q 2022	713	4.9		$ 28.92	$ 15.01	$ 4.40

Historical Leased Rate [3]

	As of 1Q22	4Q21	3Q21	2Q21	1Q21
Total portfolio leased rate	89.3%	89.3%	89.7%	89.3%	89.2%
On-campus/aligned leased rate	89.4	89.3	89.8	89.4	89.3
Off-campus/non-aligned leased rate	88.9	88.9	88.8	87.9	88.7
Total portfolio occupancy rate	87.3	87.5	88.0	87.9	87.9

Tenant Lease Expirations

Expiration	Number of Expiring Leases	Annualized Base Rent of Expiring Leases [4]	% of Total Annualized Base Rent	Total GLA of Expiring Leases [5]	% of GLA of Expiring Leases
Month-to-month	116	$ 6,057	1.0%	221	1.0%
2022	480	44,285	7.6	1,582	6.8
2023	629	63,465	10.9	2,623	11.3
2024	583	71,739	12.3	2,761	11.9
2025	454	57,354	9.8	2,287	9.9
2026	474	52,478	9.0	2,396	10.3
2027	364	71,545	12.2	2,659	11.5
2028	183	36,333	6.2	1,440	6.2
2029	258	46,593	8.0	1,886	8.1
2030	110	31,000	5.3	1,186	5.1
2031	72	23,802	4.1	1,120	4.8
Thereafter	297	79,461	13.6	3,052	13.1
Total	4,020	$ 584,112	100%	23,213	100%

(1) Amounts presented in years.
(2) Amounts presented per square foot of GLA.
(3) Calculations are based on percentage of total GLA, excluding GLA for projects under development, and including 100% of the GLA of its unconsolidated joint venture.
(4) Refer to page 24 for the reporting definition of Annualized Base Rent.
(5) Total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.

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Healthcare Trust of America, Inc. I 22

Tenant Weighted Average Remaining Lease Term (5) Credit Rating (6) Annualized Base Rent (1) % of Annualized Base Rent Total Leased GLA (7) % of Leased GLA Baylor Scott & White Health 5 Aa3 $ 23,980 4.1% 855 3.7% HCA Healthcare 6 Baa3 22,175 3.8 741 3.2 Highmark-Allegheny Health Network 8 Baa1 17,969 3.1 927 4.0 Tenet Healthcare Corporation 6 B1 14,908 2.5 593 2.6 Ascension 5 Aa2 11,997 2.1 485 2.1 Tufts Medical Center 5 Aa3 11,600 2.0 255 1.1 Steward Health Care 8 NR 10,644 1.8 380 1.6 AdventHealth 4 Aa2 10,349 1.8 407 1.8 Community Health Systems 7 B3 7,989 1.4 385 1.7 CommonSpirit Health 8 Baa1 7,935 1.4 356 1.5 Emblem Health 13 C+ 7,649 1.3 281 1.2 Trinity Health 6 Aa3 7,178 1.2 288 1.2 Indiana University Health 4 Aa2 6,696 1.1 300 1.3 United Health Group 4 A3 6,629 1.1 286 1.2 Mercy Health 5 A1 6,226 1.1 190 0.8 Total $ 173,924 29.8% 6,729 29.0% Portfolio Information Tenant Profile, Tenant Specialty and Top MOB Tenants (as of March 31, 2022, dollars and GLA in thousands, except as otherwise noted) Top MOB Tenants (4) (1) Refer to page 24 for the reporting definition of Annualized Base Rent. (2) Tenant Specialty includes the percentage of total GLA of multi-tenanted clinical MOBs. (3) Primary Care includes Pediatrics, Family and Internal Medicine. (4) Represents direct leases with leading MOB health systems and their subsidiaries. Parent tenant credit rating used where direct tenant is not rated. (5) Amounts presented in years. (6) Credit ratings from S&P, Moody's or AM Best where appropriate. (7) Total leased and total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture. 1Q 2022 I Supplemental Information Healthcare Trust of America, Inc. I 23 Tenant Specialty (2) Specialty On-Campus Off-Campus Total Primary Care (3) 14.9% 17.2% 15.7% Orthopedics/Sports Medicine 9.1% 8.7% 9.0% Obstetrics/Gynecology 8.8 3.6 7.0 Cardiology 6.5 2.8 5.3 Oncology 3.9 2.5 3.4 Imaging/Diagnostics/Radiology 3.0 4.8 3.6 Eye and Vision 2.9 3.4 3.1 General Surgery 2.5 3.0 2.6 Other Specialty 36.2 38.0 36.8 Specialty 72.9% 66.8% 70.8% Ambulatory Surgery Center 3.7% 5.5% 4.3% Education/Research 2.8 1.9 2.5 Pharmacy 1.0 0.5 0.8 Other 4.7 8.1 5.9 Total 100% 100% 100% Tenant Classification Annualized Base Rent (1) % of Annualized Base Rent Health Systems/Universities $ 348,477 60% National/Large Regional Providers 81,980 14 Local Healthcare Providers/Other 153,655 26 Total $ 584,112 100% Credit Rated Tenancy Investment Grade $ 285,257 49% Other Credit Rated 54,097 9 Total Credit Rated $ 339,354 58% Not Rated/Other 244,758 42 Total $ 584,112 100% Tenant Profile Credit Rated Tenancy Ratings Leased GLA (3) % of GLA ABR (4) % of ABR Investment Grade 10,805 48% $ 260,452 47% Other Credit Rated 2,789 12 77,954 15 Total Credit Rated 13,594 60% $ 338,406 62% Not Rated/Other 9,054 40 210,673 38 Total 22,648 100% $ 549,079 100%

1Q 2022 I Supplemental Information Healthcare Trust of America, Inc. I 24 Reporting Definitions Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“Adjusted EBITDAre”): Adjusted EBITDAre is presented on an assumed annualized basis. HTA defines Adjusted EBITDAre as EBITDAre (computed in accordance with NAREIT as defined below) plus: (i) transaction expenses; (ii) gain or loss on extinguishment of debt; (iii) non-cash compensation expense; (iv) pro forma impact of its acquisitions/dispositions; and (v) other normalizing adjustments. HTA considers Adjusted EBITDAre an important measure because it provides additional information to allow management, investors, and its current and potential creditors to evaluate and compare its core operating results and its ability to service debt. Annualized Base Rent or (“ABR”): Annualized base rent is calculated by multiplying contractual base rent for the end of the period by 12 (excluding the impact of abatements, concessions, and straight-line rent). Cash Net Operating Income (“Cash NOI”): Cash NOI is a non-GAAP financial measure which excludes from NOI: (i) straight-line rent adjustments; (ii) amortization of below and above market leases/leasehold interests and other GAAP adjustments; (iii) notes receivable interest income; and (iv) other normalizing adjustments. Contractual base rent, contractual rent increases, contractual rent concessions and changes in occupancy or lease rates upon commencement and expiration of leases are a primary driver of HTA’s revenue performance. HTA believes that Cash NOI, which removes the impact of straight-line rent adjustments, provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of real estate investment trusts (“REITs”). However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Cash NOI should be reviewed in connection with other GAAP measurements. Credit Ratings: Credit ratings of parent tenants and their subsidiaries. Customary Health System Restrictions: Ground leases with a health system ground lessor that include restrictions on tenants that may be considered competitive with the hospital, including provisions that tenants must have hospital privileges. Economic with Limited Restrictions: Ground leases that are primarily economic in nature and contain no material restrictions on tenancy. Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”): As defined by NAREIT, EBITDAre is computed as net income or loss (computed in accordance with GAAP) plus: (i) interest expense; (ii) income tax expense (not applicable to HTA); (iii) depreciation and amortization; (iv) impairment; (v) gain or loss on the sale of real estate and corporate assets; and (vi) the proportionate share of joint venture depreciation and amortization. Funds from Operations (“FFO”): HTA computes FFO in accordance with the current standards established by NAREIT. FFO is defined as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property and corporate assets and impairment write-downs of depreciable assets, plus depreciation and amortization related to investments in real estate, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents this non-GAAP financial measure because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real estate values have historically risen or fallen based on market conditions, many industry investors have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders. Gross Leasable Area (“GLA”): Gross leasable area in square feet. Investments in Real Estate: Based on acquisition price. Leased Rate: Leased rate represents the percentage of total GLA that is leased (excluding GLA for properties under development), including month-to-month leases and leases which have been executed, but which have not yet commenced, as of the date reported. Metropolitan Statistical Area (“MSA”): Is a geographical region with a relatively high population density at its core and close economic ties throughout the area. MSAs are defined by the Office of Management and Budget. Net Operating Income (“NOI”): NOI is a non-GAAP financial measure that is defined as net income or loss (computed in accordance with GAAP) before: (i) general and administrative expenses; (ii) transaction expenses; (iii) depreciation and amortization expense; (iv) impairment; (v) interest expense; (vi) gain or loss on sales of real estate and corporate assets; (vii) gain or loss on extinguishment of debt; (viii) income or loss from unconsolidated joint venture; and (ix) other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the management of its properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of HTA’s financial performance. NOI should be reviewed in connection with other GAAP measurements.

1Q 2022 I Supplemental Information Healthcare Trust of America, Inc. I 25 Reporting Definitions - Continued Normalized Funds Available for Distribution (“Normalized FAD”): HTA computes Normalized FAD, which excludes from Normalized FFO: (i) non-cash compensation expense; (ii) straight-line rent adjustments; (iii) amortization of below and above market leases/leasehold interests and corporate assets; (iv) deferred revenue - tenant improvement related and other income; (v) amortization of deferred financing costs and debt premium/discount; and (vi) recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of its operating performance. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of its financial performance, nor is it indicative of cash available to fund cash needs. Normalized FAD should be reviewed in connection with other GAAP measurements. Normalized Funds From Operations (“Normalized FFO”): HTA computes Normalized FFO, which excludes from FFO: (i) transaction expenses; (ii) gain or loss on extinguishment of debt; (iii) non-controlling income or loss from partnership units included in diluted shares; and (iv) other normalizing adjustments, which include items that are unusual and infrequent in nature. HTA presents this non-GAAP financial measure because it allows for the comparison of its operating performance to other REITs and between periods on a consistent basis. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to other REITs. Normalized FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of its financial performance, nor is it indicative of cash available to fund cash needs. Normalized FFO should be reviewed in connection with other GAAP measurements. Occupancy Health System Restrictions: Ground leases with customary health system restrictions whereby the restrictions cease if occupancy in the buildings/on-campus fall below stabilized occupancy, which is generally between 85% and 90%. Off-Campus/Non-Aligned: A building or portfolio that is not located on or adjacent to a healthcare or hospital campus or does not have full alignment with a recognized healthcare system. On-Campus/Aligned: On-campus refers to a property that is located on or adjacent to a healthcare or hospital campus. Aligned refers to a property that is not on a healthcare or hospital campus, but is anchored by a healthcare system. Recurring Capital Expenditures, Tenant Improvements and Leasing Commissions: Represents amounts paid for: (i) recurring capital expenditures required to maintain and re-tenant its properties; (ii) second generation tenant improvements; and (iii) leasing commissions paid to secure new tenants. Excludes capital expenditures and tenant improvements for recent acquisitions that were contemplated in the purchase price or closing agreements. Retention: Represents the sum of the total leased GLA of tenants that renewed a lease during the period over the total GLA of leases that renewed or expired during the period. Same-Property Cash Net Operating Income (“Same-Property Cash NOI”): To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of its owned and operational properties referred to as “Same-Property”. Same-Property Cash NOI excludes (i) properties which have not been owned and operated by HTA during the entire span of all periods presented and disposed properties, (ii) HTA’s share of unconsolidated joint ventures, (iii) development, redevelopment and land parcels, (iv) properties intended for disposition in the near term which have (a) been approved by the Board of Directors, (b) are actively marketed for sale, and (c) an offer has been received at prices HTA would transact and the sales process is ongoing, and (v) certain non-routine items. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements. Tenant Recoveries: Tenant reimbursement revenue, which is comprised of additional amounts recoverable from tenants for real estate taxes, common area maintenance and other certain operating expenses are recognized as revenue on a gross basis in the period in which the related recoverable expenses are incurred. HTA accrues revenue corresponding to these expenses on a quarterly basis to adjust recorded amounts to its best estimate of the final annual amounts to be billed. Subsequent to year-end, on a calendar year basis, HTA performs reconciliations on a lease-by-lease basis and bill or credit each tenant for any differences between the estimated expenses HTA billed and the actual expenses that were incurred.